UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 30, 2010

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or other jurisdiction of incorporation)	000-51371 (Commission File Number)	57-1150621 (I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code: (973)736-9340

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 5, 2010, Lincoln Educational Services Corporation (the “Company”) issued a press release announcing, among other things, its results of operations for the first quarter ended March 31, 2010.  A copy of the press release is furnished herewith as Exhibit 99.1 and attached hereto.  The information contained under this Item 2.02 in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained under this Item 2.02 in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 30, 2010, the Company held its Annual Meeting of Shareholders. The following proposals were passed:

1.	Election of the following 10 individuals as directors of the Company for a one-year term, which will expire at the 2011 Annual Meeting of Shareholders.

	Votes For	Votes Withheld	Broker Non-Votes
Alvin O. Austin	21,074,790	563,038	2,357,831
Peter S. Burgess	21,052,340	585,488	2,357,831
James J. Burke, Jr.	15,327,253	6,310,575	2,357,831
David F. Carney	20,966,666	671,162	2,357,831
Celia Currin	21,052,384	585,444	2,357,831
Paul E. Glaske	21,206,280	431,548	2,357,831
Charles F. Kalmbach	21,051,097	586,731	2,357,831
Shaun E. McAlmont	20,946,619	691,209	2,357,831
Alexis P. Michas	15,243,697	6,394,131	2,357,831
J. Barry Morrow	21,205,459	432,369	2,357,831

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Votes For	23,544,093
Votes Against	418,715
Abstentions	32,851

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of Lincoln Educational Services Corporation dated May 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: May 5, 2010	By:	/s/ Cesar Ribeiro
		Name:	Cesar Ribeiro
		Title:	Senior Vice President, Chief Financial
Officer and Treasurer